UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1400, West Palm Beach, Florida 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 410-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2014, the Board of Directors (the “Board”) of Intrexon Corporation (the “Company”) accepted the resignation of Thomas D. Reed from his position as director. Dr. Reed will continue to serve as Chief Science Officer of the Company. To fill the vacancy on the Board left by Dr. Reed’s resignation and upon recommendation of its Nominating and Governance Committee, the Board appointed James S. Turley as a non-employee director of the Company effective April 16, 2014. The Board has not named Mr. Turley to serve on any committees of the Board at this time. As a non-employee director of the Company, Mr. Turley will be eligible to participate in the Company’s compensation arrangements for non-employee directors, as described in the Company’s annual proxy statement.

Attached as Exhibit 99.1 is a copy of a press release of Intrexon Corporation, dated April 16, 2014, describing the above matters.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2014

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 16, 2014.

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